Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS SECOND QUARTER

2013 RESULTS

Same-Store NOI Growth of 4.0 Percent on a Cash Basis and 1.9 Percent on a GAAP Basis in Q2

Signed Leases Totaling 4.4 Million Square Feet;

Rental Rates Increased 3.7 Percent on a GAAP Basis in Q2

FFO of $0.11 per Share in Q2

Acquired 13 Buildings for $157.2 Million and Sold 15 Buildings for $51.7 Million;

Sold Remaining San Antonio Assets;

Under Contract to Sell All Mexico Assets

DENVER, August 1, 2013 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending June 30, 2013.

“We had another successful quarter executing our strategy. Our operating performance is ahead of plan and we completed a number of excellent acquisitions,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “We are making outstanding progress in our development program. Leasing is ahead of schedule and we continue to grow our pipeline through our recent land acquisitions. Further, I am very pleased with our market teams’ success in acquiring quality assets at attractive returns and selling lower growth, non-strategic buildings. We are reducing the number of markets in which we operate, as well as improving the quality and growth potential of our portfolio.”

Funds from Operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q2 2013 totaled $33.6 million, or $0.11 per diluted share, compared with $27.8 million, or $0.10 per diluted share, for Q2 2012. These results exclude $0.8 million and $0.6 million of acquisition costs for the quarters ending June 30, 2013 and 2012, respectively.

Net income attributable to common stockholders for Q2 2013 was $10.8 million, or $0.04 per diluted share, compared with a net loss attributable to common stockholders of $15.8 million, or $0.06 per diluted share, reported for Q2 2012.

Property Results and Leasing Activity

Net operating income (“NOI”) was $51.7 million in Q2 2013, compared with $43.5 million in Q2 2012. In Q2 2013, same-store NOI, excluding revenue from lease terminations, increased 4.0 percent on a cash basis and 1.9 percent on a GAAP basis, when compared to the same period of 2012. Same-store occupancy ended the quarter at 92.1 percent and averaged 91.5 percent in Q2 2013, with average occupancy increasing 130 basis points over Q2 2012.

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In Q2 2013, the Company signed leases totaling 4.4 million square feet. Rental rates on signed leases increased 3.7 percent on a GAAP basis and decreased 3.8 percent on a cash basis compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 7.4 percent on a GAAP basis and decreased 0.5 percent on a cash basis. The Company’s tenant retention rate for the quarter was 67.1 percent.

As of June 30, 2013, DCT Industrial owned 405 consolidated operating properties, totaling 61.3 million square feet, with occupancy of 91.9 percent down from 92.7 percent as of March 31, 2013 and up 160 basis points from June 30, 2012. On a same-portfolio basis, occupancy remained flat; however, the impact of acquisitions and dispositions brought occupancy down 80 basis points. In addition, 625,000 square feet, or 1.0 percent, was leased but not yet occupied as of June 30.

Investment Activity

Acquisitions

In Q2 2013, DCT Industrial acquired six buildings for $74.3 million. These acquisitions total 1.8 million square feet and were 90.8 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 5.5 percent and a weighted-average projected stabilized cash yield of 6.8 percent on these assets.

The table below summarizes Q2 2013 acquisitions:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Dallas, TX	South Stemmons	271,000	100.0%	Apr-13	7.7%
Chicago, IL	City South (I-55)	850,000	100.0%	May-13	7.2%
Northern California	I-880 Corridor	43,000	100.0%	June-13	6.4%
Pennsylvania (3 buildings)	Lehigh Valley	668,000	74.7%	June-13	6.5%

Total/Weighted Average		1,832,000	90.8%		6.8%

*	Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

In addition, DCT Industrial closed its joint-venture acquisition of seven buildings, which was previously announced. In total for the quarter, including the JV acquisition, DCT Industrial purchased 13 buildings at a total cost of $157.2 million with an average occupancy of 81.0 percent.

Development

Since March 31, 2013, DCT Industrial invested $7.1 million to acquire two land parcels in Houston for future development of approximately 866,000 square feet.

The table below summarizes the land acquired since March 31, 2013:

Market	Submarket	Acres	Project Name	Number of Buildings	Estimated Square Feet
Houston, TX	Northwest	38.5	DCT Northwest Crossroads Logistics Centre	2	739,000
Houston, TX	North	6.6	DCT Airtex II	1	127,000
Total		45.1		3	866,000

In addition, DCT Industrial:

•

Has committed to develop DCT Auburn 44 in the Kent Valley submarket of Seattle, a 49,000 square foot build-to-suit with a long-term lease. Construction is expected to commence in Q3 2013 with an expected completion of Q1 2014. The Company is under contract to purchase the 2.5 acres of land for the build-to-suit and expects the transaction to close in late August 2013.

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•	Fully leased DCT Commerce Center at Pan American West, in the Airport West submarket of Miami, bringing the 334,000 square foot, two-building development project to 100 percent leased.

•	Stabilized, and sold to a user, Dulles Summit Lot 10, a 61,000 square foot build-to-suit in the Baltimore/Washington D.C. market.

•	Completed construction on the pre-leased, 225,000 square foot expansion of Rockdale Distribution Center in the Wilson County submarket of Nashville.

•

Commenced construction on DCT 8th & Vineyard Buildings A and B located in the Inland Empire West submarket of Southern California. Building A, a 130,000 square foot build-to-suit, is expected to be completed in Q4 2013 and is under contract to be sold to the user upon completion. Building B is a 99,000 square foot speculative building that is being constructed concurrently with Building A.

Dispositions

In Q2 2013, the Company completed the disposition of a 13 building portfolio in San Antonio, exiting the market. Additionally, in late July, DCT Industrial disposed of two buildings in Dallas. These transactions generated total gross proceeds of $51.7 million and have a year-one weighted average cash yield of 8.1 percent.

The table below summarizes the dispositions since March 31, 2013

Market	Submarket	Square Feet	Occupancy	Closed
San Antonio, TX (13 buildings)	Northeast	1,200,000	99.2%	June-13
Dallas, TX (2 buildings)	Northeast	81,000	62.2%	July-13

Total/Weighted Average		1,281,000	96.9%

As announced on July 23, 2013, the Company has entered into a contract to sell all of its Mexico assets to an investment trust of Macquarie Mexican REIT. The agreement provides for a sale price of $82.7 million and has a year-one cash yield of 7.7 percent. The transaction is expected to close in late Q3 2013 or early Q4 2013 and is subject to certain closing conditions.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on October 16, 2013 to stockholders of record as of October 4, 2013.

Guidance

The Company has narrowed 2013 FFO guidance, as adjusted, to $0.42 to $0.45 per diluted share, from $0.41 to $0.46. Additionally, net income attributable to common stockholders and unitholders is expected to be between $0.01 and $0.04 per diluted share.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q2 2013 results on Friday, August 2, 2013 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (888) 317-6016 or (412) 317-6016. A telephone replay will be available through Friday, August 16, 2013 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10030242. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until August 2, 2014.

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Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of June 30, 2013, the Company owned interests in approximately 74.9 million square feet of properties leased to approximately 870 customers, including 12.3 million square feet operated on behalf of four institutional capital management partners. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

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DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Land	$834,607	$780,235
Buildings and improvements	2,597,353	2,481,206
Intangible lease assets	77,336	78,467
Construction in progress	62,983	45,619

Total investment in properties	3,572,279	3,385,527
Less accumulated depreciation and amortization	(636,767)	(605,888)

Net investment in properties	2,935,512	2,779,639
Investments in and advances to unconsolidated joint ventures	129,358	130,974

Net investment in real estate	3,064,870	2,910,613
Cash and cash equivalents	9,623	12,696
Restricted cash	4,576	10,076
Deferred loan costs, net	8,904	6,838
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,684 and $1,251, respectively	49,410	51,179
Other assets, net	9,349	12,945
Assets held for sale	8,204	52,852

Total assets	$3,154,936	$3,057,199

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$53,590	$57,501
Distributions payable	21,946	21,129
Tenant prepaids and security deposits	22,028	24,395
Other liabilities	5,471	7,213
Intangible lease liability, net	19,550	20,148
Line of credit	117,000	110,000
Senior unsecured notes	1,075,000	1,025,000
Mortgage notes	317,395	317,314
Liabilities related to assets held for sale	330	940

Total liabilities	1,632,310	1,583,640

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 292,258,638 and 280,310,488 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	2,923	2,803
Additional paid-in capital	2,317,192	2,232,682
Distributions in excess of earnings	(900,194)	(871,655)
Accumulated other comprehensive loss	(32,041)	(34,766)

Total stockholders’ equity	1,387,880	1,329,064
Noncontrolling interests	134,746	144,495

Total equity	1,522,626	1,473,559

Total liabilities and equity	$3,154,936	$3,057,199

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES:
Rental revenues	$72,931	$59,876	$143,631	$119,775
Institutional capital management and other fees	707	1,151	1,520	2,206

Total revenues	73,638	61,027	145,151	121,981

OPERATING EXPENSES:
Rental expenses	9,408	7,425	18,087	14,836
Real estate taxes	11,845	8,943	22,668	18,328
Real estate related depreciation and amortization	33,531	28,786	65,484	57,681
General and administrative	7,449	6,513	13,870	12,298
Casualty loss (gain)	58	(57)	(2)	(140)

Total operating expenses	62,291	51,610	120,107	103,003

Operating income	11,347	9,417	25,044	18,978
OTHER INCOME AND EXPENSE:
Development profits	—	—	268	—
Equity in earnings (loss) of unconsolidated joint ventures, net	571	430	962	(424)
Interest expense	(15,327)	(17,540)	(32,187)	(34,470)
Interest and other (expense) income	(18)	(38)	144	159
Income tax expense and other taxes	(323)	(287)	(432)	(555)

Loss from continuing operations	(3,750)	(8,018)	(6,201)	(16,312)
Income (loss) from discontinued operations	15,417	(9,523)	19,504	(8,060)

Consolidated net income (loss) of DCT Industrial Trust Inc.	11,667	(17,541)	13,303	(24,372)
Net (income) loss attributable to noncontrolling interests	(858)	1,756	(1,215)	2,583

Net income (loss) attributable to common stockholders	10,809	(15,785)	12,088	(21,789)
Distributed and undistributed earnings allocated to participating securities	(174)	(137)	(346)	(266)

Adjusted net income (loss) attributable to common stockholders	$10,635	$(15,922)	$11,742	$(22,055)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.01)	$(0.03)	$(0.02)	$(0.06)
Income (loss) from discontinued operations	0.05	(0.03)	0.06	(0.03)

Net income (loss) attributable to common stockholders	$0.04	$(0.06)	$0.04	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	290,977	248,107	286,047	247,227

Distributions declared per common share	$0.07	$0.07	$0.14	$0.14

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of net income (loss) attributable to common stockholders to FFO:
Net income (loss) attributable to common stockholders	$10,809	$(15,785)	$12,088	$(21,789)
Adjustments:
Real estate related depreciation and amortization	34,171	31,576	66,861	63,742
Equity in (earnings) loss of unconsolidated joint ventures, net	(571)	(430)	(962)	424
Equity in FFO of unconsolidated joint ventures	2,442	2,459	4,795	5,294
Impairment losses on depreciable real estate	—	11,422	—	11,422
Gain on dispositions of real estate interests	(14,662)	(32)	(17,539)	(120)
Gain on dispositions of non-depreciable real estate	31	—	31	—
Noncontrolling interest in the above adjustments	(1,516)	(4,373)	(3,839)	(8,117)
FFO attributable to unitholders	2,065	2,392	4,282	5,101

FFO attributable to common stockholders and unitholders(1)	32,769	27,229	65,717	55,957

Adjustments:
Acquisition costs	828	557	1,205	794

FFO, as adjusted, attributable to common stockholders and unitholders	$33,597	$27,786	$66,922	$56,751

FFO per common share and unit — basic and diluted	$0.10	$0.10	$0.21	$0.20

FFO, as adjusted, per common share and unit — basic and diluted	$0.11	$0.10	$0.22	$0.21

FFO weighted average common shares and units outstanding:
Common shares for earnings per share—basic	290,977	248,107	286,047	247,227
Participating securities	2,555	2,007	2,404	1,793
Units	19,646	23,926	19,963	24,839

FFO weighted average common shares, participating securities and units outstanding – basic	313,178	274,040	308,414	273,859
Dilutive common stock equivalents	901	618	855	599

FFO weighted average common shares, participating securities and units outstanding – diluted	314,079	274,658	309,269	274,458

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2013
	Low	High
Guidance:
Earnings per common share—diluted	$0.01	$0.04
Gains and acquisition costs, net	(0.06)	(0.06)
Real estate related depreciation and amortization(1)	0.47	0.47

FFO, as adjusted, per common share and unit-diluted(2)	$0.42	$0.45

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and six months ended

June 30, 2013 and 2012 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders(1)	$10,809	$(15,785)	$12,088	$(21,789)
Interest expense	15,327	17,571	32,187	34,599
Proportionate share of interest expense from unconsolidated joint ventures	414	865	859	1,686
Real estate related depreciation and amortization	34,171	31,576	66,861	63,742
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,473	1,744	2,962	4,065
Income tax (benefit) expense and other taxes	323	287	432	555
Stock-based compensation amortization	1,283	1,035	2,356	2,015
Noncontrolling interests	858	(1,756)	1,215	(2,583)
Non-FFO gains on dispositions of real estate interests	(14,631)	(32)	(17,508)	(120)
Impairment losses	—	11,422	—	11,422

Adjusted EBITDA	$50,027	$46,927	$101,452	$93,592

CALCULATION OF FIXED CHARGES
Interest expense	$15,327	$17,571	$32,187	$34,599
Capitalized interest	1,907	776	3,951	1,469
Amortization of loan costs and debt premium/discount	(54)	(210)	(100)	(492)
Other noncash interest expense	(1,000)	(251)	(2,000)	(502)
Proportionate share of interest expense from unconsolidated joint ventures	414	865	859	1,686

Total fixed charges	$16,594	$18,751	$34,897	$36,760

Fixed charge coverage	3.0	2.5	2.9	2.5

(1)	Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported loss from continuing operations to our net operating income for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of loss from continuing operations to NOI:
Loss from continuing operations	$(3,750)	$(8,018)	$(6,201)	$(16,312)
Income tax expense (benefit) and other taxes	323	287	432	555
Interest and other (income) expense	18	38	(144)	(159)
Interest expense	15,327	17,540	32,187	34,470
Equity in (earnings) loss of unconsolidated joint ventures, net	(571)	(430)	(962)	424
Development profits	—	—	(268)	—
Casualty (gain) loss	58	(57)	(2)	(140)
General and administrative	7,449	6,513	13,870	12,298
Real estate related depreciation and amortization	33,531	28,786	65,484	57,681
Institutional capital management and other fees	(707)	(1,151)	(1,520)	(2,206)

Total GAAP net operating income	51,678	43,508	102,876	86,611
Less net operating income—non-same store properties	(7,507)	(225)	(13,170)	(28)

Same store GAAP net operating income	44,171	43,283	89,706	86,583
Less revenue from lease terminations	(196)	(110)	(311)	(214)

Same store GAAP net operating income, excluding revenue from lease terminations	43,975	43,173	89,395	86,369
Less straight-line rents, net of related bad debt expense	(119)	(1,157)	(660)	(3,027)
Less amortization of above/(below) market rents	(280)	(112)	(561)	(295)

Same store cash net operating income, excluding revenue from lease terminations	$43,576	$41,904	$88,174	$83,047

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the impact of the strength of the United States economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and developments; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.